Exhibit 10.6

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is dated 9th August 2021 BETWEEN:

(1)	OPTILAN GUERNSEY LIMITED a company registered in Guernsey (registered number 62982) and having its registered office at P.O. Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3PP, Channel Islands (“BWE”);

(2)	OPTILAN HOLDCO 2 LIMITED, a private company incorporated in England and Wales whose registered office is at c/o Aztec Financial Services (UK) Limited Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, Hampshire, England, PO15 7AD (“OHL2”, and together with BWE, the “Sellers”); and

(2)	DARKPULSE, INC, a corporation incorporated in Delaware with its registered office at 1345 Avenue of the Americas, 2nd Floor, New York, NY 10105, United States of America (the “Purchaser”),

together, the “Parties” and each, a “Party”.

BACKGROUND:

(A)	The Sellers are the legal and beneficial owners and hold the entire share capital of the Company (as defined below).

(B)	The Sellers have agreed to sell, and the Purchaser has agreed to purchase, all of the issued and outstanding shares in the capital of the Company (the “Sale Shares”) representing 100% of the issued and outstanding shares of the Company subject to the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause shall apply throughout this Agreement:

“Affiliate” means, with respect to a specified legal entity or person, any other legal entity or person which directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the legal entity or person specified;

“Agreement” has the meaning given in the preamble;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are generally open in the United Kingdom for normal business;

“BWE” has the meaning given in the preamble;

“Company” means Optilan HoldCo 3 Limited, a private company incorporated in England and Wales with registered number 10567873 whose registered office is at C/O Aztec Financial Services (UK) Limited Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, Hampshire, England, PO15 7AD;

“Completion Date” means the date hereof;

“Confidential Information” has the meaning given in clause 6.2;

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“Control” means with respect to any person, the possession directly or indirectly of the power to direct or cause the direction of the management of that person, whether by or through ownership of shares, securities, partnership or other ownership interests or membership interests, agreement or otherwise, provided that if one person owns, directly or indirectly, 50% or more of the share capital, voting securities, partnership or other ownership interests or membership interests of another person, such person shall be deemed to Control such other person, and “Controlled” shall be construed accordingly;

“Disclosing Party” has the meaning given in clause 6.2;

“Encumbrance” means creating or allowing to exist or agreeing to create or agreeing to allow to exist any mortgage, charge (fixed or floating), pledge, lien, option, right to acquire, option or right of pre-emption or refusal, right of sale, share in proceeds or revenue or repurchase, assignment by way of security or trust arrangement for the purpose of providing security or other security interest of any kind (including any retention arrangement);

“Notice of Claim” has the meaning given in clause 5.7;

“OHL2” has the meaning given in the preamble;

“Party” and “Parties” have the meaning given in the preamble;

“Purchase Price” has the meaning given in clause 3.1;

“Purchaser” has the meaning given in the preamble;

“Receiving Party” has the meaning given in clause 6.2;

“Remaining Directors” means William Bayliss and Adrian Bannister;

“Sale Shares” has the meaning given in the recitals;

“Sellers” has the meaning given in the preamble;

“Stock Transfer Form” means the stock transfer form in the customary form; and

“Subsidiary” means any person Controlled by the Company.

1.2	Any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

(a)	that enactment as amended, extended or applied by or under any other enactment before or after the date of this Agreement;

(b)	any enactment which that enactment re-enacts (with or without modification); and

(c)	any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as re-enacted, amended, extended or applied as described in clause 1.2(a) above, or under any enactment referred to in clause 1.2(b) above, except to the extent that any of the matters referred to in clauses 1.2(a) to 1.2(c) above occurring after the date of this Agreement increases or alters the liability of any Party, and “enactment” includes any legislation in any jurisdiction.

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1.3	References to a “company” shall be construed so as to include any company, partnership, corporation or other body corporate or other legal entity, wherever and however incorporated or established.

1.4	References to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership.

1.5	The singular shall include the plural and vice versa.

1.6	References to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.7	Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.8	References to “£” is to sterling, the lawful currency of the United Kingdom.

1.9	References to a calendar day or calendar year are references to the Gregorian calendar days or Gregorian calendar years.

1.10	Where there is any inconsistency between the definitions set out in this clause and the definitions set out in any other clause or Schedule, then for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

1.11	The wording of this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

1.12	Any reference to a document is to that document as amended, varied or novated from time to time otherwise than in breach of this Agreement or that document.

1.13	Clauses 1.2 to 1.12 apply unless the contrary intention appears. 1.14 The headings in this Agreement do not affect its interpretation.

1.15	Any Schedule to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its Schedules.

2.	SALE AND PURCHASE OF THE SALE SHARES

2.1	The Sellers shall sell, and the Purchaser shall purchase, the Sale Shares, in accordance with, and subject to the terms of, this Agreement and with effect from the Completion Date with all of the rights then attaching to them, including without limitation the right to receive all distributions and dividends declared, paid, accrued or made at any time in respect of the Sale Shares after the Completion Date.

2.2	The Sale Shares shall be sold by the Sellers in the following proportions:

(a)              BWE shall sell to the Purchaser 6,000,000 Class A Shares; and

(b)             OHL2 shall sell to the Purchase one ordinary share, which constitute 100% of the issued and outstanding shares in the capital of the Company.

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3.	PURCHASE PRICE

3.1	The aggregate consideration payable for the sale and transfer of the Sale Shares shall be an amount of £1.00 (the “Purchase Price”), payable in accordance with clause 4, and apportioned between the Sellers equally.

4.	COMPLETION

4.1	On the date of this Agreement the Parties shall undertake the following actions:

(a)       the Sellers shall each deliver to the Purchaser:

(i)	a board resolution approving the transfer of the Sale Shares to the Purchaser;

(ii)	resignation letters of the directors of the Company and each of its Subsidiaries (other than the Remaining Directors) with effect from the Completion Date;

(iii)	a board resolution appointing Dennis Michael O'Leary, Carl Allen Eckel, and Anthony Wayne Brown effective as of the Completion Date;

(iv)	a copy of the Stock Transfer Form executed by the Sellers in favour of the Purchaser; and

(b)       the Purchaser shall:

(i)	deliver a countersigned copy of the Stock Transfer Form to the Sellers;

(ii)	pay the Purchase Price to the bank account of the Sellers as notified to it and provide evidence of such payment thereof, payment of which shall discharge the Purchasers obligation to pay the Purchase Price hereunder entirely.

5.	WARRANTIES

5.1	The Purchaser warrants to the Sellers that the statements set forth in Schedule 1 are true and correct as of the date of this Agreement.

5.2	The Sellers each severally on behalf of itself warrant to the Purchaser that the statements set forth in Schedule 2 are true and correct as of the date of this Agreement.

5.3	The Sellers makes no representation and gives no warranty or undertaking to the Purchaser save only as and to the extent expressly set out in this Agreement. Other than as provided for in this Agreement, the Purchaser shall not have any remedy in respect of any misrepresentation or untrue statement (whether made carelessly or not) made by the Sellers unless and to the extent such arises as a result of the fraud.

5.4       Each of the Warranties shall be construed separately and independently.

5.5	For the avoidance of doubt, a number of claims arising from a single event, act or circumstance may be aggregated as a single claim.

5.6	The maximum aggregate liability of the Sellers under this Agreement shall not exceed an amount equal to the Purchase Price.

5.7	No claim under this Agreement may be made against the Sellers unless written notice in reasonable detail of the specific matter in respect of which the claim is made and a calculation of the Purchaser’s reasonable estimate of the quantum of such claim (a “Notice of Claim”) is served on the Sellers in writing within six months of the Completion Date, and legal proceedings relating to the Notice of Claim shall have been commenced by being both issued and served within three months of the date of the Notice of Claim.

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5.8	No new claim under this Agreement may be made in respect of the facts, matters, events or circumstances giving rise to any withdrawn claim not commenced within the prescribed period.

5.9	The Purchaser shall only be entitled to claim for direct damages and shall not be entitled to claim for any indirect, exemplary or punitive damages, or any consequential or special damages or loss of profit.

5.10 Nothing in this Agreement shall operate to exclude or limit the liability of the Sellers in relation to any claim that arises as a result of fraud.

6.	ANNOUNCEMENTS AND CONFIDENTIALITY

6.1	No Party shall make or permit any person connected with it to make any announcement concerning this Agreement or any ancillary matter except as required by law or any competent regulatory body or with the prior written approval of the other Party, provided that the Purchaser and BWE shall be entitled to make the press release agreed between them on (or prior to) to the date hereof.

6.2	For the purposes of this clause, “Confidential Information” means all information of a confidential and proprietary nature disclosed by whatever means by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) and includes such information disclosed by or to the Company or its representatives and includes the provisions and subject matter of this Agreement and any information relating to the Company.

6.3	Except as otherwise permitted under this clause, each Party undertakes to keep, and shall procure that each of its Affiliates and their respective directors, employees and representatives shall keep, the Confidential Information confidential and not disclose it to any person.

6.4	Clause 6.3 shall not apply to the disclosure of Confidential Information if and to the extent:

(a)	required by any law or by regulation of any country with jurisdiction over the affairs of the Receiving Party;

(b)	required by the rules of any securities exchange on which securities of the Receiving Party or any of its Affiliates are listed;

(c)	required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body;

(d)	required to enable a party to satisfy its obligations under this Agreement;

(e)	in respect of the Seller, to any of its shareholders, subject to such person being subject to confidentiality obligations no less onerous than set out herein; or

(f)	that such information is in the public domain other than through breach of this clause, provided that in the case of paragraphs (a), (b) and (c) the Receiving Party will, to the extent reasonably practicable and permitted by such law or body, promptly notify the Disclosing Party and co-operate with the Disclosing Party regarding the timing and content of such disclosure and any action which the Disclosing Party may reasonably wish to take to challenge the validity of such requirement.

6.5	This clause shall continue to bind the Parties notwithstanding termination or expiry of this Agreement.

7.	FURTHER ASSURANCES

7.1	At any time after the date of this Agreement, the Parties shall, at their own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as may be reasonably required in order to vest any of the Sale Shares in the Purchaser.

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7.2	The Purchaser shall, and shall procure that the Company shall, retain for a period of at least six years from the Completion Date (or such longer period required by applicable law) any books, records and documents of the Company and its Subsidiaries to the extent they relate to the period prior to the Completion Date and shall, and shall procure that the Company shall, if reasonably requested by the Seller, allow the Sellers reasonable access during normal business hours to such books, records and documents, including the right to take copies, at the Sellers’ expense for the purposes of complying with any reporting or filing obligations relating to tax, accounting or regulatory matters or to comply with any applicable law or requirement of any governmental authority.

8.	NOTICES

8.1	Any notice or other communication to be given under this Agreement must be given in English and in writing and may be delivered in person or sent by first class registered post, international courier or email to the Parties pursuant to the details set out below:

Purchaser:

Name:	DarkPulse, Inc.
Address:	1345 Avenue of the Americas, 2nd Floor, New York, NY 10105, United States of America
Attention:	The Directors
Email Address:	N/A

BWE:

Name:	Optilan Guernsey Limited
Address:	P.O. Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3PP, Channel Islands
Attention:	The Directors
Email Address:	N/A,

OHL2:

Name:	Optilan HoldCo 2 Limited
Address:	c/o Aztec Financial Services (UK) Limited Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, Hampshire, England, PO15 7AD
Attention:	The Directors
Email Address:	N/A,

or at such other address or email as it may notify the other Party under this clause.

8.2	Any notice or other communication shall be deemed to have been given:

(a)              if delivered in person, on the date of delivery;

(b)             if sent by first class registered post, three Business Days after posting;

(c)              if sent by courier, on day it is delivered and signed for after it was put into the post; or

(d)             if sent by email, on the date the email was sent and a delivery receipt was received.

8.3	In proving the giving of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted by first class registered post, pre-paid international courier or that an email electronic delivery receipt was received, as the case may be.

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8.4	This clause shall not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this Agreement,

9.	COSTS

9.1	Except as expressly stated in clause 9.2, each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution, performance and implementation of this Agreement and each document referred to in it and other agreements forming part of the transactions contemplated hereunder, save that this clause shall not prejudice the right of any Party to seek to recover its costs in any litigation or dispute resolution procedure which may arise out of this Agreement.

9.2	The Purchaser shall bear the cost of all legal costs and expenses, and all registration, stamp and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the transactions contemplated by this Agreement. The Purchaser shall arrange the payment of such fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with such payment.

10.	SEVERABILITY

The provisions contained in each clause of this Agreement shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.

11.	REMEDIES

11.1	A waiver of any right, power, privilege or remedy provided by this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. For the avoidance of doubt, any omission to exercise, or delay in exercising, any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of that or any other right, power, privilege or remedy.

11.2	A waiver by a Party of any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of any other breach or default by the other Party and shall not constitute a continuing waiver of the right, power, privilege or remedy waived or a waiver of any other right, power, privilege or remedy.

11.3	Any single or partial exercise of any right, power, privilege or remedy arising under this Agreement shall not preclude or impair any other or further exercise of that or any other right, power, privilege or remedy.

12.	VARIATION

Any variation of, or amendment to, this Agreement is valid only if it is in writing and signed by or on behalf of the Parties.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any Party (including any duly authorised representative of a Party) may enter into this Agreement by executing a counterpart. Pdf and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.

14.	ASSIGNMENT

None of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of the Parties.

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15.	PARTNERSHIP; AGENCY

Nothing in this Agreement shall be deemed to constitute a partnership between the Parties or constitute any Party the agent of any other Party for any purpose.

16.	RIGHTS OF THIRD PARTIES

A person who is not a Party may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

17.	WHOLE AGREEMENT

17.1	This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the Parties in relation to the subject matter of this Agreement.

17.2	Each Party acknowledges and agrees that it has not been induced to enter into this Agreement in reliance on or on the basis of any warranties, representations, covenants, undertakings, indemnities or any other statement of any person (whether a party to this Agreement or not) other than as expressly set out in this Agreement and acknowledges that neither the other Party nor any of their agents, officers or employees have given any such warranties, representations, covenants, undertakings, indemnities or other statements.

17.3	Nothing in this Agreement or in any other document referred in this Agreement shall be read or construed as excluding any liability or remedy as a result of fraud.

17.4	Without limiting the generality of the foregoing, each Party irrevocably and unconditionally waives any right or remedy it may have to claim damages and/or to rescind this Agreement by reason of any misrepresentation (other than a fraudulent misrepresentation) having been made to it by any person (whether a party to this Agreement or not) and upon which it has relied in entering into this Agreement.

17.5	Save as otherwise stated in this Agreement, each Party acknowledges and agrees that its sole remedy and only cause of action available to it under the terms of this Agreement shall be an action for damages for breach of contract.

18.	GOVERNING LAW AND DISPUTE RESOLUTION

18.1	This Agreement, and any non-contractual disputes arising out of or in connection with it, are governed by, and shall be construed in accordance with, the laws of England and Wales, and subject to the exclusive jurisdiction of the Courts of England and Wales.

18.2	Notwithstanding the foregoing, the Parties agree that either of them may seek interim measures including injunctive relief in relation to the provisions of this Agreement or the Parties’ performance of it from any court of competent jurisdiction.

19.	LANGUAGE

The language of this Agreement and the transactions envisaged by it is English and all notices to be given in connection with this Agreement must be in English. All demands, requests, statements, certificates or other documents or communications to be provided in connection with this Agreement and the transactions envisaged by it must be in English or accompanied by a certified English translation; in this case the English translation prevails unless the document or communication is a statutory or other official document or communication.

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AS WITNESS this Agreement has been signed by the Parties (or their duly authorised representatives) on the date stated at the beginning of this Agreement.

OPTILAN GUERNSEY LIMITED	)
)
	)	/s/ Matthew Chick
Name: Matthew Chick
Title: Director

OPTILAN HOLDCO 2 LIMITED	)
)
	)	/s/ MJ Fallen
Name: MJ Fallen
Title: Director

DARKPULSE, INC.	/s/ Dennis O’Leary
Name: Dennis O’Leary
Title: Chief Executive Officer

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